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                                                                   Exhibit 10.23

                                   RESOLUTION

                   Extending the Cable Television Franchise of
             Enstar of Macoupin County ("Falcon") in Carlinville, IL

         WHEREAS, Enstar of Macoupin County (hereafter referred to as "Falcon") lawfully provides cable television service to residents of Carlinville; and,

         WHEREAS, the City of Carlinville desires that Falcon continue to provide uninterrupted cable TV service to its subscribers in the City of Carlinville pursuant to a valid cable television franchise; and,

         WHEREAS, the public health, safety and welfare of the residents of the City of Carlinville will be served by granting a franchise extension to Falcon pending completion of the franchise renewal process; and,

         WHEREAS, the City of Carlinville and Falcon will each retain their respective legal rights and responsibilities under applicable federal, state and local law, including the right to initiate formal Cable Act renewal procedures;

         NOW, THEREFORE, BE IT RESOLVED that the cable television franchise under which Falcon has previously been operating in Carlinville is hereby extended until such time as the City of Carlinville shall formally grant or deny franchise renewal, consistent with the provisions of Section 626 of the Cable Communications Policy Act of 1984, as amended.

         ADOPTED this 1st day of December, 1997


BY:

/s/ Brad Demuzio
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